                                                                     Exhibit 4.8

                               FIRST AMENDMENT TO
                                CREDIT AGREEMENT

     This First Amendment to Credit Agreement (the "First Amendment") is made as of the 13th day of March, 2006 by and among:

     THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC., a Maryland corporation, as Lead Borrower (in such capacity, the "Lead Borrower") for the Borrowers;

     the Borrowers party hereto;

     the Lenders party hereto; and

     BANK OF AMERICA, N.A., as Administrative Agent and as Collateral Agent (in such capacities, the "Agent").

In consideration of the mutual covenants herein contained and benefits to be derived herefrom, the parties hereto agree as follows:

                                   WITNESSETH

     WHEREAS, the Lead Borrower, the Borrowers, the Lenders, and the Agent are parties to a Credit Agreement dated as of November 15, 2005 (the "Credit Agreement"); and

     WHEREAS, the Lead Borrower has advised the Agent and the Lenders that the Borrowers desire to amend the Credit Agreement as provided herein.

     NOW THEREFORE, it is hereby agreed as follows:

1. Definitions: All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2. Amendment of the Credit Agreement. The Credit Agreement is hereby amended as follows:

a. Section 6.08 (a) of the Credit Agreement is deleted in its entirety and the following is substituted in its stead:

     "(a) The Company will not, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except
     (i) the Company may make any Restricted Payment provided that immediately before and after giving effect to any such Restricted Payment (1) each of the Loan Parties is Solvent, (2) Borrowing Base Availability on the date of any such dividend and projected on a pro forma basis for the following twelve months shall be in an amount greater than twenty percent (20%) of the Borrowing Base, and (3) no Default or Event of Default has occurred and is continuing, (ii) the Company may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock and (iii) Subsidiaries may declare and pay dividends ratably with respect to their capital stock; provided, however, that in the event that the source of the payment of any Restricted Payment referred to in the foregoing 6.08(a)(i) is or will be proceeds of any Borrowing(s) hereunder in an amount in the aggregate in excess of $50,000,000 in any Fiscal Year, then, as a condition precedent to the making of such Restricted Payment (in addition to the conditions set forth in Section

     6.08(a)(i)), the Company shall deliver to the Agent either (i) an opinion as to solvency of the Loan Parties before and after giving effect to such Restricted Payment, which opinion shall be in form and substance acceptable to the Agent and rendered by a Person acceptable to the Agent or (ii) evidence that (a) Borrowing Base Availability on the date of any such Restricted Payment is in an amount greater than twenty percent (20%) of the Borrowing Base and (b) average monthly Borrowing Base Availability projected on a pro forma basis for the twelve months following the date of any such Restricted Payment is greater than twenty percent (20%) of the Borrowing Base and (c) the market value (as reflected on the Toronto Stock Exchange at the close of trading on the Business Day immediately preceding the date of such Restricted Payment) of the Equity Interests of Metro Inc., a Quebec corporation, owned beneficially and of record by the Loan Parties and subject to no Liens is equal to or greater than $250,000,000.00."

3. Conditions to Effectiveness. This First Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Agent:

a. This First Amendment shall have been duly executed and delivered by the Lead Borrower, the other Borrowers, the Agent and the Required Lenders.

b. All action on the part of the Lead Borrower and the other Borrowers necessary for the valid execution, delivery and performance by such Persons of this First Amendment shall have been duly and effectively taken. The Agent shall have received from the Lead Borrower and the other Borrowers true copies of their respective certificate of the resolutions authorizing the transactions described herein, each certified by their secretary or other appropriate officer to be true and complete.

c. The Borrowers shall pay to the Agent for the account of the Lenders an amendment fee (the "Amendment Fee") in an amount equal to .05% of the aggregate outstanding Commitments Increase (i.e. $150,000,000 x .0005 = $75,000.00). The Amendment Fee shall be fully earned and paid by the Borrowers in full on the date of the First Amendment. The Amendment Fee shall not be subject to refund or rebate under any circumstances. The Agent shall allocate and pay the Amendment Fee to the Lenders in accordance with the Applicable Percentages.

d. The Borrowers shall reimburse the Agent and the Lenders for all expenses incurred in connection with the First Amendment, including, without limitation, reasonable attorneys' fees, costs and expenses.

e.   No Default or Event of Default shall have occurred and be continuing.

f. The Borrowers shall have provided such additional instruments, documents, and opinions of counsel to the Agent as the Agent and their counsel may have reasonably requested.

4.   Miscellaneous.

a. Except as provided herein, all terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The Lead Borrower and the other Borrowers hereby ratify, confirm, and reaffirm all of the representations, warranties and covenants therein contained.

b. This First Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, each shall be an original, and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page hereto by telecopy shall be effective as delivery of a manually executed counterpart hereof.

c. This First Amendment expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon. Any determination that any provision of this First Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not effect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this First Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed and their seals to be hereto affixed as the date first above written.

                            [SIGNATURE PAGES FOLLOW]

                                        BANK OF AMERICA, N.A., as Administrative
                                        Agent and Collateral Agent


                                        By: /s/ James Ward
                                            ------------------------------------
                                        Name: James Ward
                                        Title: Managing Director

                                        THE CIT GROUP/BUSINESS CREDIT, INC.


                                        By: /s/ Matthew DeFranco
                                            ------------------------------------
                                        Name: Matthew DeFranco
                                        Title: Assistant Vice President

                                        WACHOVIA BANK, NATIONAL ASSOCIATION


                                        By: /s/ Thomas Grabosky
                                            ------------------------------------
                                        Name: Thomas Grabosky
                                        Title: Director

                                        JPMORGAN CHASE BANK, N.A.


                                        By: /s/ James L. Sloan
                                            ------------------------------------
                                        Name: James L. Sloan
                                        Title: Vice President

                                        THE GREAT ATLANTIC & PACIFIC TEA
                                        COMPANY, INC.


                                        By: /s/ William J. Moss
                                            ------------------------------------
                                        Name: William J. Moss
                                        Title: Vice President Treasurer

                                        COMPASS FOODS, INC.


                                        By: /s/ William J. Moss
                                            ------------------------------------
                                        Name: William J. Moss
                                        Title: Vice President

                                        BORMAN'S, INC.


                                        By: /s/ William J. Moss
                                            ------------------------------------
                                        Name: William J. Moss
                                        Title: Vice President

                                        SHOPWELL, INC.


                                        By: /s/ William J. Moss
                                            ------------------------------------
                                        Name: William J. Moss
                                        Title: Vice President

                                        WALDBAUM, INC.


                                        By: /s/ William J. Moss
                                            ------------------------------------
                                        Name: William J. Moss
                                        Title: Vice President

                                        SUPER FRESH FOOD MARKETS, INC.


                                        By: /s/ William J. Moss
                                            ------------------------------------
                                        Name: William J. Moss
                                        Title: Vice President

                                        SUPER MARKET SERVICE CORP.


                                        By: /s/ William J. Moss
                                            ------------------------------------
                                        Name: William J. Moss
                                        Title: Vice President

                                        SUPER FRESH/SAV-A-CENTER, INC.


                                        By: /s/ William J. Moss
                                            ------------------------------------
                                        Name: William J. Moss
                                        Title: Vice President

                                        FOOD BASICS, INC.


                                        By: /s/ William J. Moss
                                            ------------------------------------
                                        Name: William J. Moss
                                        Title: Vice President

                                        HOPELAWN PROPERTY I, INC.


                                        By: /s/ William J. Moss
                                            ------------------------------------
                                        Name: William J. Moss
                                        Title: Vice President

                                        LO-LO DISCOUNT STORES, INC.


                                        By: /s/ William J. Moss
                                            ------------------------------------
                                        Name: William J. Moss
                                        Title: Vice President